Exhibit 3.1

KITE REALTY GROUP TRUST

ARTICLES OF AMENDMENT

Kite Realty Group Trust, a Maryland real estate investment trust (the “Trust”) under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Section 10.4 of Article X of the Articles of Amendment and Restatement of Declaration of Trust of the Trust filed on August 12, 2004 (as amended as set forth below, the “Declaration of Trust”), as amended by the Articles of Amendment filed on June 26, 2014 (“Amendment No. 1”), as amended by the Articles of Amendment filed on August 11, 2014 (“Amendment No. 2”), as further amended by the Articles of Amendment filed on May 21, 2015 (“Amendment No. 3”), is hereby amended by deleting such Section 10.4 and replacing it in its entirety with the following:

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Section 10.4 Bylaws. The Bylaws may be amended, altered or repealed, and new Bylaws may be adopted, by the Board of Trustees or by the affirmative vote of not less than a majority of all votes entitled to be cast on the matter at a meeting of shareholders duly called and at which a quorum is present.

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SECOND: The amendment to the Declaration of Trust as set forth above has been duly approved and advised by the Board of Trustees of the Trust and approved by the shareholders of the Trust as required by law.

THIRD: The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Trust and as to all matters of facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, Kite Realty Group Trust has caused these Articles of Amendment to be executed under seal in its name and on its behalf by the undersigned officer, and attested to by its Secretary, on this 15th day of May 2020.

KITE REALTY GROUP TRUST

By:_/s/ John A. Kite____________________
Name:     John A. Kite
Title: Chairman and Chief Executive Officer

Attest:_/s/ Scott E. Murray_____________
Name:     Scott E. Murray
Title: EVP, General Counsel and Secretary